Entergy
639 Loyola Avenue
New Orleans, LA 70113

Exhibit 99.1
News
Release

Date:	May 1, 2019

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports First Quarter Earnings
Company affirms 2019 guidance and financial outlooks

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported first quarter 2019 earnings per share of $1.32 on an as-reported basis and 82 cents on an adjusted basis (non-GAAP), which excludes the EWC segment in light of the company’s strategic decision to exit the merchant power business.

“We had a productive start to 2019. While weather was a headwind, we remain firmly on track to achieve our full-year financial guidance, as well as our longer-term outlooks,” said Entergy Chairman and Chief Executive Officer Leo Denault. “With our announcement of a sale of Indian Point, we now have definitive agreements in place to sell all of our merchant nuclear assets.”

Table of Contents Page
News Release1
Appendices7
A: Consolidated Results and Adjustments8
B: Earnings Variance Analysis11
C: Utility Financial and Operating Measures12
D: EWC Financial and Operating Measures13
E: Consolidated Financial Measures14
F: Definitions and Abbreviations and Acronyms15
G: GAAP to Non-GAAP Reconciliations19
Financial Statements22

Business highlights included the following:

•	Entergy announced an agreement for post-shutdown sale of Indian Point Units 1, 2 and 3.

•	Pilgrim returned to Column 1 in the NRC regulatory oversight program.

•	Entergy Arkansas announced plans for a build-own-transfer of a 100 megawatt solar facility.

•	Entergy Arkansas and Entergy Texas each issued requests for proposals for 200 megawatts of solar resources.

•	Entergy Mississippi made its annual formula rate plan filing.

•	Entergy was named for a fourth consecutive year to the list of America’s Top Corporations for Women’s Business Enterprise by the Women’s Business Enterprise National Council.

Consolidated Earnings (GAAP and Non-GAAP Measures)
First Quarter 2019 vs. 2018 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	First Quarter
	2019	2018	Change
(After-tax, $ in millions)
As-reported earnings	255	133	122
Less adjustments	97	(18)	115
Adjusted earnings (non-GAAP)	158	151	7
Estimated weather in billed sales	(23)	16	(40)

(After-tax, per share in $)
As-reported earnings	1.32	0.73	0.59
Less adjustments	0.50	(0.10)	0.60
Adjusted earnings (non-GAAP)	0.82	0.83	(0.01)
Estimated weather in billed sales	(0.12)	0.09	(0.21)

Calculations may differ due to rounding

Consolidated Results

For first quarter 2019, the company reported earnings of $255 million, or $1.32 per share, on an as-reported basis and earnings of $158 million, or 82 cents per share, on an adjusted basis. This compared to first quarter 2018 earnings of $133 million, or 73 cents per share, on an as-reported basis and earnings of $151 million, or 83 cents per share on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly variances by business is provided in Appendix B.

Business Segment Results

Utility

For first quarter 2019, the Utility business reported earnings attributable to Entergy Corporation of $231 million, or $1.20 per share, on both an as-reported and adjusted basis. This compared to first quarter 2018 earnings of $215 million, or $1.19 per share, on both an as-reported and adjusted basis. The current period results reflected higher net revenue. On a per share basis, 2019 results reflected a higher share count resulting from the company’s equity forward.

Excluding the return of unprotected excess ADIT, which is directly offset in income taxes, net revenue increased quarter-over-quarter, driven by regulatory actions at Entergy Arkansas, Entergy Louisiana and Entergy Texas. Also, first quarter 2018 included regulatory charges to return benefits of the lower federal tax rate to customers. This was partially offset by unfavorable weather in first quarter 2019 compared to favorable weather a year ago.

On a weather-adjusted basis, billed sales increased 0.6 percent driven by industrial sales. Residential and commercial sales decreased (0.3) percent and (1.4) percent respectively. Industrial billed sales volume increased 2.4 percent with higher sales to both new and expansion customers as well as existing customers. The increase was driven largely by the chlor-alkali segment. Sales to petroleum refining customers were also higher.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For first quarter 2019, Parent & Other reported a loss of $(73 million), or (38) cents per share, on both an as-reported and adjusted basis. This compared to a loss of $(64 million), or (36) cents per share, on both an as-reported and adjusted basis in first quarter 2018.

Entergy Wholesale Commodities

For first quarter 2019, EWC recorded earnings attributable to Entergy Corporation of $97 million, or 50 cents per share on an as-reported basis. This compared to a first quarter 2018 loss of $(18 million), or (10) cents per share, on an as-reported basis.

First quarter 2019 earnings reflected higher other income, primarily due to gains on decommissioning trust funds, as well as higher net revenue due to higher nuclear energy volume. These items were partially offset by a tax item related to the sale of Vermont Yankee in January 2019.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings Guidance

Entergy affirmed its 2019 adjusted earnings guidance range of $5.10 to $5.50 per share. See webcast presentation slides for additional details.

The company has provided 2019 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during 2019. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately $(1.20) per share in 2019. This estimate is subject to substantial uncertainty due to, among other things, the potential effects of the strategic decision to exit the EWC business.

Earnings Teleconference

A teleconference will be held at 9:00 a.m. Central Time on Wednesday, May 1, 2019, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 1060279, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 8, 2019, by dialing 855-859-2056, conference ID 1060279.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11 billion and nearly 13,700 employees.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory & Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the

EWC segment, significant tax items and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROIC; gross liquidity; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; net revenue; return on average invested capital; and return on average common equity are included on both an adjusted and as-reported basis. In each case, the metrics defined as “adjusted” would exclude the effect of adjustments as defined above.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2019 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions; and (j) impacts from a terrorist attack, cybersecurity threats, data security breaches or other attempts to disrupt Entergy’s business or operations, and other catastrophic events.

First Quarter 2019 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:

•	A: Consolidated Results and Adjustments

•	B: Earnings Variance Analysis

•	C: Utility Financial and Operating Measures

•	D: EWC Financial and Operating Measures

•	E: Consolidated Financial Measures

•	F: Definitions and Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures First Quarter 2019 vs. 2018 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	First Quarter
	2019	2018	Change
(After-tax, $ in millions)
Earnings (loss)
Utility	231	215	16
Parent & Other	(73)	(64)	(9)
EWC	97	(18)	115
Consolidated	255	133	122

Less adjustments
Utility	—	—	—
Parent & Other	—	—	—
EWC	97	(18)	115
Consolidated	97	(18)	115

Adjusted earnings (loss) (non-GAAP)
Utility	231	215	16
Parent & Other	(73)	(64)	(9)
EWC	—	—	—
Consolidated	158	151	7
Estimated weather in billed sales	(23)	16	(40)

Diluted average number of common shares outstanding (in millions)	192.2	181.4

(After-tax, per share in $) (a)
Earnings (loss)
Utility	1.20	1.19	0.01
Parent & Other	(0.38)	(0.36)	(0.02)
EWC	0.50	(0.10)	0.60
Consolidated	1.32	0.73	0.59

Less adjustments
Utility	—	—	—
Parent & Other	—	—	—
EWC	0.50	(0.10)	0.60
Consolidated	0.50	(0.10)	0.60

Adjusted earnings (loss) (non-GAAP)
Utility	1.20	1.19	0.01
Parent & Other	(0.38)	(0.36)	(0.02)
EWC	—	—	—
Consolidated	0.82	0.83	(0.01)
Estimated weather in billed sales	(0.12)	0.09	(0.21)
Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis. See Appendix A-3 for adjustments by driver.

Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
First Quarter 2019 vs. 2018
($ in millions)
	First Quarter
	2019	2018	Change
Utility	455	523	(68)
Parent & Other	(78)	(57)	(21)
EWC	124	91	33
Consolidated	501	557	(56)

Calculations may differ due to rounding

OCF decreased quarter-over-quarter due primarily to the return of the unprotected excess ADIT to customers, as well as unfavorable weather at the Utility. Lower pension contributions partially offset the decrease.

Appendix A-3 and Appendix A-4 list adjustments by business. Amounts are shown on both an earnings and EPS basis. Adjustments are included in as-reported earnings consistent with GAAP, but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
First Quarter 2019 vs. 2018
	First Quarter
	2019	2018	Change
(Pre-tax except for income tax effects and total, $ in millions)
EWC
Income before income taxes	163	(19)	182
Income taxes	66	(1)	67
Preferred dividend requirements of subsidiaries	1	1	—
Total EWC	97	(18)	115

Total adjustments	97	(18)	115

(After-tax, per share in $)
EWC
Total EWC	0.50	(0.10)	0.60

Total adjustments	0.50	(0.10)	0.60

Calculations may differ due to rounding

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
First Quarter 2019 vs. 2018
(Pre-tax except for Income taxes and total, $ in millions)
	First Quarter
	2019	2018	Change
EWC
Net revenue	393	382	11
Non-fuel O&M	(201)	(193)	(8)
Asset write-off and impairments	(74)	(73)	(1)
Decommissioning expense	(63)	(58)	(5)
Taxes other than income taxes	(13)	(16)	4
Depreciation/amortization exp.	(38)	(38)	—
Other income (deductions)-other	169	(14)	183
Interest exp. and other charges	(9)	(8)	(1)
Income taxes	(66)	1	(67)
Preferred dividend	(1)	(1)	—
Total EWC	97	(18)	115

Total adjustments (after-tax)	97	(18)	115

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B provides details of current quarter 2019 versus 2018 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B: As-Reported and Adjusted Earnings Variance Analysis (b), (c)
First Quarter 2019 vs. 2018
(After-tax, per share in $)

	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2018 earnings	1.19	1.19		(0.36)	(0.36)	(0.10)		0.73	0.83
Net revenue	0.07	0.07	(d)	—	—	0.05	(e)	0.12	0.07
Non-fuel O&M	0.02	0.02		(0.02)	(0.02)	(0.03)		(0.03)	—
Asset write-offs and impairments	—	—		—	—	—		—	—
Decommissioning expense	(0.01)	(0.01)		—	—	(0.02)		(0.03)	(0.01)
Taxes other than income taxes	0.01	0.01		—	—	0.01		0.02	0.01
Depreciation/amortization exp.	(0.04)	(0.04)		—	—	—		(0.04)	(0.04)
Other income (deductions)-other	0.03	0.03		(0.01)	(0.01)	0.79	(f)	0.81	0.02
Interest exp. and other charges	(0.03)	(0.03)		(0.03)	(0.03)	—		(0.06)	(0.06)
Income taxes-other	0.03	0.03		0.01	0.01	(0.16)	(g)	(0.12)	0.04
Share effect	(0.07)	(0.07)	(h)	0.03	0.03	(0.04)		(0.08)	(0.04)
2019 earnings	1.20	1.20		(0.38)	(0.38)	0.50		1.32	0.82

Calculations may differ due to rounding.

(b)	Utility net revenue and Utility income taxes exclude $61 million for the return of unprotected excess ADIT to customers (net effect is neutral to earnings).

(c)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes-other represents income tax differences other than the tax effect of individual line items.

Utility As-Reported Net Revenue Variance Analysis 2019 vs. 2018 ($ EPS)
1Q
Volume/weather	(0.16)
Retail electric price Reg. charges for lower tax rate	0.12 0.12
Other	(0.01)
Total	0.07

(d)
The earnings increase from higher Utility net revenue was primarily driven by rate activity from E-AR’s and E-LA’s FRPs, E-LA’s AMI rider and E-TX’s base rate case. In addition, in first quarter 2018, E-LA recorded regulatory charges to return the benefits of the lower effective federal tax rate to customers. Partially offsetting was the net effect of volume/weather primarily due to the effects of weather, which was negative in first quarter 2019 and positive in first quarter 2018.

(e)	The earnings increase from higher EWC net revenue reflected higher volume from merchant nuclear plants.

(f)	The earnings increase from higher EWC other income (deductions)-other was due largely to unrealized gains on the decommissioning trust fund investments in first quarter 2019.

(g)	The earnings decrease from higher EWC income taxes is primarily due to an accrual of $29 million of tax expense, which resulted from the sale of Vermont Yankee in January 2019.

(h)	The earnings per share decrease from share effect is due to the equity forward including the settlement of 6.8 million shares in December 2018.

C: Utility Financial and Operating Measures
Appendix C-1 and Appendix C-2 provides comparative summaries of Utility operating and financial measures.

Appendix C-1: Utility Operating and Financial Measures
First Quarter 2019 vs. 2018
	First Quarter
	2019	2018	% Change	% Weather Adjusted (i)
GWh billed
Residential	8,471	9,287	(8.8)	(0.3)
Commercial	6,423	6,732	(4.6)	(1.4)
Governmental	601	608	(1.2)	(0.7)
Industrial	11,683	11,405	2.4	2.4
Total retail sales	27,178	28,032	(3.0)	0.6
Wholesale	3,814	3,244	17.6
Total sales	30,992	31,276	(0.9)

Number of electric retail customers
Residential	2,483,785	2,476,056	0.3
Commercial	357,613	356,034	0.4
Governmental	18,111	17,945	0.9
Industrial	40,890	40,856	0.1
Total retail customers	2,900,399	2,890,891	0.3

Net revenue ($ in millions)	1,416	1,460	(3.0)
Non-fuel O&M per MWh	$20.12	$20.09	0.1

Appendix C-2: Utility Operating Measures
Twelve Months Ended March 31, 2019 vs. 2018
	Twelve Months Ended March 31
	2019	2018	% Change	% Weather Adjusted (i)
GWh billed
Residential	36,291	35,484	2.3	(0.6)
Commercial	29,117	29,039	0.3	(0.7)
Governmental	2,574	2,525	1.9	1.2
Industrial	48,662	48,057	1.3	1.3
Total retail sales	116,644	115,105	1.3	0.2

Calculations may differ due to rounding

(i)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2019 vs. 2018
($ in millions)	First Quarter
	2019	2018	Change
Net income (loss)	97	(18)	115
Add back: interest expense	9	8	1
Add back: income taxes	66	(1)	67
Add back: depreciation and amortization	38	38	—
Subtract: interest and investment income	181	(1)	182
Add back: decommissioning expense	63	58	5
Adjusted EBITDA (non-GAAP)	92	86	6

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operational and Financial Measures
First Quarter 2019 vs. 2018 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	First Quarter
	2019	2018	% Change
Owned capacity (MW)	3,962	3,962	—
GWh billed	7,203	6,996	3.0
Net revenue ($ in millions)	393	382	2.9

EWC Nuclear Fleet
Capacity factor	85%	83%	2.4
GWh billed	6,690	6,408	4.4
Production cost per MWh	$20.04	$18.75	6.9
Average energy/capacity revenue per MWh	$57.99	$56.96	1.8
Net revenue ($ in millions)	389	379	2.6
Refueling outage days
Indian Point 2	—	13
Indian Point 3	21	—

Calculations may differ due to rounding

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
First Quarter 2019 vs. 2018 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending March 31	2019	2018	Change
GAAP Measures
As-reported ROIC	5.6%	3.9%	1.7%
As-reported ROE	11.4%	5.8%	5.6%

Non-GAAP Measures
Adjusted ROIC	5.5%	5.0%	0.5%
Adjusted ROE	11.5%	9.4%	2.1%

As of March 31 ($ in millions)	2019	2018	Change
GAAP Measures
Cash and cash equivalents	983	1,206	(223)
Revolver capacity	3,950	3,010	940
Commercial paper	1,942	655	1,287
Total debt	19,325	17,680	1,645
Securitization debt	398	520	(122)
Debt to capital	67.8%	68.4%	(0.6%)
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	59	66	(7)
Leases - Entergy’s share (j)	—	429	(429)
Power purchase agreements accounted for as leases (j)	—	136	(136)
Total off-balance sheet liabilities	59	631	(572)

Non-GAAP Financial Measures
Debt to capital, excluding securitization debt	67.3%	67.7%	(0.4%)
Gross liquidity	4,933	4,216	717
Net debt to net capital, excluding securitization debt	66.1%	66.1%	0.0%
Parent debt to total debt, excluding securitization debt	21.7%	21.1%	0.6%
FFO to debt, excluding securitization debt	11.1%	14.8%	(3.7%)
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	15.0%	15.3%	(0.3%)

(j)
As of January 1, 2019, Entergy adopted ASC 842, the new lease accounting standard. As a result, Entergy re-evaluated all agreements and put all agreements that qualified as operating leases on the balance sheet, and there are no longer any off-balance sheet liabilities for leases.

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures. Non-GAAP financial measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenues less fuel, fuel related expenses and gas purchased for resale; purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at the end of the prior year

EWC Operating and Financial Measures
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operating and Financial Measures (continued)
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Net revenue	Operating revenues less fuel and fuel-related expenses and purchased power
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by average common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at E-TX and Hurricane Isaac at E-NO; the 2009 ice storm at E-AR and investment recovery of costs associated with the cancelled Little Gypsy repowering project at E-LA

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments
Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items and other items such as certain costs, expenses, or other specified items

Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

FFO to debt, excluding securitization debt	12-months rolling adjusted FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
12-months rolling adjusted FFO as a percentage of end of period total debt excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC

Gross liquidity	Sum of cash and revolver capacity
Net debt to net capital, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Parent debt to total debt, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
ALJ
AMI
ANO

APSC
ARO
bps
CCGT
CCN
CCNO
COD
CT
CWIP
DCRF
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENGC
ENP
EPS
ETR
EWC
FERC
FFO
FitzPatrick

FRP
GAAP
Grand Gulf or GGNS
Indian Point 1
or IP1
Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
ISES 2

IRS

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience & necessity
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Nuclear Generation Company
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
James A. FitzPatrick Nuclear Power Plant (nuclear, sold March 31, 2017)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear)

Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Unit 2 of Independence Steam Electric Station (coal)
Internal Revenue Service

ISO
IT
LPSC
LTM
LTSA
MISO
Moody’s
MPSC
MTEP
Nelson 6
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NOPS
NorthStar
NRC
NYISO
NYPA
NYSE
O&M
OCF
OpCo
OPEB
P&O
Palisades
Pilgrim
PPA

PUCT
RICE
RFP
ROE
ROIC
RS Cogen
RSP
S&P
SCPS
SEC
SERI
TCRF
Union
UPSA
VPUC
VY or Vermont Yankee
WACC
WPEC

Independent system operator
Information technology
Louisiana Public Service Commission
Last twelve months
Long-term service agreement
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6 (CCGT)
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
New Orleans Power Station (RICE/natural gas)
NorthStar Decommissioning Holdings, LLC
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Parent & Other
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Reciprocating Internal Combustion Engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
St. Charles Power Station (CCGT)
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Union Power Station (CCGT)
Unit Power Sales Agreement
Vermont Public Utility Commission
Vermont Yankee Nuclear Power Station (nuclear)

Weighted-average cost of capital
Washington Parish Energy Center (CT/natural gas)

G: GAAP to Non-GAAP Reconciliations
Appendix G-1 and Appendix G-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		First Quarter
		2019	2018
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	970	462
Preferred dividends		15	14
Tax effected interest expense		539	499
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	1,524	975

Adjustments in prior quarters		(103)	(276)
EWC adjustments		97	(18)
Total adjustments	(C)	(6)	(294)
EWC preferred dividends and tax-effected interest expense, rolling 12 months		30	22

Total adjustments, including preferred dividends and tax effected interest expense (non-GAAP)	(D)	24	(272)

Adjusted earnings, rolling 12 months (non-GAAP)	(A-C)	976	756
Adjusted earnings, rolling 12 months including preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,501	1,247

Average invested capital	(E)	27,184	24,862

Average common equity	(F)	8,473	8,016

As-reported ROIC	(B/E)	5.6%	3.9%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.5%	5.0%
As-reported ROE	(A/F)	11.4%	5.8%
Adjusted ROE (non-GAAP)	[(A-C)/F]	11.5%	9.4%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt; FFO to Debt, excluding Securitization Debt, Return of Unprotected Excess ADIT, and Severance and Retention Payments Associated with Exit of EWC

($ in millions except where noted)		First Quarter
		2019	2018
Total debt	(A)	19,325	17,680
Less securitization debt	(B)	398	520
Total debt, excluding securitization debt	(C)	18,927	17,160
Less cash and cash equivalents	(D)	983	1,206
Net debt, excluding securitization debt	(E)	17,944	15,954

Total capitalization	(F)	28,515	25,853
Less securitization debt	(B)	398	520
Total capitalization, excluding securitization debt	(G)	28,117	25,333
Less cash and cash equivalents	(D)	983	1,206
Net capital, excluding securitization debt	(H)	27,134	24,127

Debt to capital	(A/F)	67.8%	68.4%
Debt to capital, excluding securitization debt (non-GAAP)	(C/G)	67.3%	67.7%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/H)	66.1%	66.1%

Revolver capacity	(I)	3,950	3,010

Gross liquidity (non-GAAP)	(D+I)	4,933	4,216

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	1,850
Revolver draw	(K)	320	1,125
Commercial paper	(L)	1,942	655
Unamortized debt issuance and discounts	(M)	(9)	(11)
Total parent debt	(J+K+L+M)	4,103	3,619

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(J+K+L+M)/C]	21.7%	21.1%

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt; FFO to Debt, excluding Securitization Debt, Return of Unprotected Excess ADIT, and Severance and Retention Payments Associated with Exit of EWC (continued)

($ in millions except where noted)		First Quarter
		2019	2018
Total debt	(A)	19,325	17,680
Less securitization debt	(B)	398	520
Total debt, excluding securitization debt	(C)	18,927	17,160

Net cash flow provided by operating activities, rolling 12 months	(D)	2,329	2,652

AFUDC - borrowed funds, rolling 12 months	(E)	(65)	(49)

Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		7	(123)
Fuel inventory		58	(26)
Accounts payable		103	81
Taxes accrued		51	36
Interest accrued		(5)	5
Other working capital accounts		(178)	(25)
Securitization regulatory charges		121	121
Total	(F)	157	69

FFO, rolling 12 months (non-GAAP)	(G)=(D+E-F)	2,107	2,534

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	11.1%	14.8%

Estimated return of unprotected excess ADIT (rolling 12 months pre-tax)	(H)	692	—
Severance and retention payments associated with exit of EWC (rolling 12 months pre-tax)	(I)	43	100

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	15.0%	15.3%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$105,985	$10,708	$1,691	$118,384
Temporary cash investments	626,628	12,799	225,685	865,112
Total cash and cash equivalents	732,613	23,507	227,376	983,496
Notes receivable	—	(511,494)	511,494	—
Accounts receivable:
Customer	531,794	—	57,725	589,519
Allowance for doubtful accounts	(7,458)	—	—	(7,458)
Associated companies	19,374	(29,600)	10,226	—
Other	149,108	202	8,983	158,293
Accrued unbilled revenues	334,355	—	—	334,355
Total accounts receivable	1,027,173	(29,398)	76,934	1,074,709
Deferred fuel costs	19,209	—	—	19,209
Fuel inventory - at average cost	116,318	—	5,387	121,705
Materials and supplies - at average cost	741,000	—	30,707	771,707
Deferred nuclear refueling outage costs	158,697	—	72,931	231,628
Prepayments and other	164,640	(16,473)	57,155	205,322
TOTAL	2,959,650	(533,858)	981,984	3,407,776

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,450,880	(1,450,966)	86	—
Decommissioning trust funds	3,356,642	—	3,521,223	6,877,865
Non-utility property - at cost (less accumulated depreciation)	299,002	(14)	11,227	310,215
Other	439,637	—	212	439,849
TOTAL	5,546,161	(1,450,980)	3,532,748	7,627,929

PROPERTY, PLANT, AND EQUIPMENT

Electric	49,316,007	9,597	935,267	50,260,871
Natural gas	509,987	—	—	509,987
Construction work in progress	3,226,124	291	63,319	3,289,734
Nuclear fuel	695,838	—	94,560	790,398
TOTAL PROPERTY, PLANT AND EQUIPMENT	53,747,956	9,888	1,093,146	54,850,990
Less - accumulated depreciation and amortization	21,488,980	616	709,173	22,198,769
PROPERTY, PLANT AND EQUIPMENT - NET	32,258,976	9,272	383,973	32,652,221

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,908,688	—	—	4,908,688
Deferred fuel costs	239,595	—	—	239,595
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	48,844	2,475	9,936	61,255
Other	166,813	10,003	153,929	330,745
TOTAL	5,738,039	12,478	166,938	5,917,455

TOTAL ASSETS	$46,502,826	($1,963,088)	$5,065,643	$49,605,381

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$150,010	$—	$—	$150,010
Notes payable and commercial paper:
Associated companies	—	(227,298)	227,298	—
Other	—	1,942,322	—	1,942,322
Account payable:
Associated companies	10,515	(30,466)	19,951	—
Other	1,073,951	75	332,301	1,406,327
Customer deposits	409,433	—	—	409,433
Taxes accrued	183,138	22,636	4,382	210,156
Interest accrued	162,521	8,785	1,339	172,645
Deferred fuel costs	64,653	—	—	64,653
Pension and other postretirement liabilities	49,990	—	12,228	62,218
Current portion of unprotected excess accumulated deferred
income taxes	239,664	—	—	239,664
Other	145,889	1,818	55,948	203,655
TOTAL	2,489,764	1,717,872	653,447	4,861,083

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,588,115	(376,037)	(959,786)	4,252,292
Accumulated deferred investment tax credits	211,013	—	—	211,013
Regulatory liability for income taxes - net	1,737,479	—	—	1,737,479
Other regulatory liabilities	1,839,183	—	—	1,839,183
Decommissioning and retirement cost liabilities	3,411,795	—	3,165,385	6,577,180
Accumulated provisions	527,259	—	607	527,866
Pension and other postretirement liabilities	1,934,774	—	672,620	2,607,394
Long-term debt	14,868,230	2,160,656	139,000	17,167,886
Other	991,712	(435,309)	77,808	634,211
TOTAL	31,109,560	1,349,310	3,095,634	35,554,504

Subsidiaries' preferred stock without sinking fund	195,178	—	24,249	219,427

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 261,587,009 shares in 2019	1,973,748	(2,172,235)	201,103	2,616
Paid-in capital	3,885,027	804,023	1,231,133	5,920,183
Retained earnings	7,065,749	1,429,124	315,029	8,809,902
Accumulated other comprehensive income (loss)	(96,200)	—	(454,952)	(551,152)
Less - treasury stock, at cost (71,670,773 shares in 2019)	120,000	5,091,182	—	5,211,182
TOTAL	12,708,324	(5,030,270)	1,292,313	8,970,367

TOTAL LIABILITIES AND EQUITY	$46,502,826	($1,963,088)	$5,065,643	$49,605,381

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$52,362	$4,096	$232	$56,690
Temporary cash investments	207,590	3,792	212,903	424,285
Total cash and cash equivalents	259,952	7,888	213,135	480,975
Notes receivable	—	(511,786)	511,786	—
Accounts receivable:
Customer	481,059	—	77,435	558,494
Allowance for doubtful accounts	(7,322)	—	—	(7,322)
Associated companies	28,949	(32,855)	3,906	—
Other	157,656	—	10,066	167,722
Accrued unbilled revenues	395,511	—	—	395,511
Total accounts receivable	1,055,853	(32,855)	91,407	1,114,405
Deferred fuel costs	27,251	—	—	27,251
Fuel inventory - at average cost	113,698	—	3,606	117,304
Materials and supplies - at average cost	719,438	—	33,405	752,843
Deferred nuclear refueling outage costs	147,796	—	83,164	230,960
Prepayments and other	171,199	(16,113)	79,240	234,326
TOTAL	2,495,187	(552,866)	1,015,743	2,958,064

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,430,792	(1,430,878)	86	—
Decommissioning trust funds	3,066,588	—	3,853,576	6,920,164
Non-utility property - at cost (less accumulated depreciation)	293,182	(14)	11,214	304,382
Other	436,981	—	284	437,265
TOTAL	5,227,543	(1,430,892)	3,865,160	7,661,811

PROPERTY, PLANT, AND EQUIPMENT

Electric	48,275,159	9,585	911,834	49,196,578
Property under capital lease	634,908	—	—	634,908
Natural gas	496,150	—	—	496,150
Construction work in progress	2,815,214	270	73,155	2,888,639
Nuclear fuel	753,513	—	107,759	861,272
TOTAL PROPERTY, PLANT AND EQUIPMENT	52,974,944	9,855	1,092,748	54,077,547
Less - accumulated depreciation and amortization	21,430,017	198	672,886	22,103,101
PROPERTY, PLANT AND EQUIPMENT - NET	31,544,927	9,657	419,862	31,974,446

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,746,496	—	—	4,746,496
Deferred fuel costs	239,496	—	—	239,496
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	41,969	2,677	9,947	54,593
Other	107,450	10,048	145,490	262,988
TOTAL	5,509,510	12,725	158,510	5,680,745

TOTAL ASSETS	$44,777,167	($1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$650,009	$—	$—	$650,009
Notes payable and commercial paper:
Associated companies	—	(227,298)	227,298	—
Other	—	1,942,339	—	1,942,339
Account payable:
Associated companies	29,135	(51,435)	22,300	—
Other	1,174,309	45	321,704	1,496,058
Customer deposits	411,505	—	—	411,505
Taxes accrued	267,678	(18,490)	5,053	254,241
Interest accrued	166,592	26,401	199	193,192
Deferred fuel costs	52,396	—	—	52,396
Obligations under capital leases	1,617	—	—	1,617
Pension and other postretirement liabilities	49,104	—	12,136	61,240
Current portion of unprotected excess accumulated deferred
income taxes	248,127	—	—	248,127
Other	92,168	1,638	39,014	132,820
TOTAL	3,142,640	1,673,200	627,704	5,443,544

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,458,667	(317,012)	(1,034,503)	4,107,152
Accumulated deferred investment tax credits	213,101	—	—	213,101
Obligations under capital leases	20,378	—	—	20,378
Regulatory liability for income taxes - net	1,817,021	—	—	1,817,021
Other regulatory liabilities	1,620,254	—	—	1,620,254
Decommissioning and retirement cost liabilities	3,244,419	—	3,111,124	6,355,543
Accumulated provisions	513,489	—	618	514,107
Pension and other postretirement liabilities	1,937,884	—	678,201	2,616,085
Long-term debt	13,319,111	2,060,192	139,000	15,518,303
Other	740,865	(397,003)	642,009	985,871
TOTAL	28,885,189	1,346,177	3,536,449	33,767,815

Subsidiaries' preferred stock without sinking fund	195,153	—	24,249	219,402

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 261,587,009 shares in 2018	1,973,748	(2,172,235)	201,103	2,616
Paid-in capital	3,864,764	767,625	1,319,042	5,951,431
Retained earnings	6,931,882	1,577,576	211,692	8,721,150
Accumulated other comprehensive income (loss)	(96,209)	—	(460,964)	(557,173)
Less - treasury stock, at cost (72,530,866 shares in 2018)	120,000	5,153,719	—	5,273,719
TOTAL	12,554,185	(4,980,753)	1,270,873	8,844,305

TOTAL LIABILITIES AND EQUITY	$44,777,167	($1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,121,034	($10)	$—	$2,121,024
Natural gas	54,948	—	—	54,948
Competitive businesses	—	—	433,612	433,612
Total	2,175,982	(10)	433,612	2,609,584

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	453,130	(10)	25,210	478,330
Purchased power	323,724	10	15,773	339,507
Nuclear refueling outage expenses	38,243	—	12,198	50,441
Other operation and maintenance	585,369	9,041	188,641	783,051
Asset write-offs, impairments and related charges	—	—	73,979	73,979
Decommissioning	38,724	—	63,395	102,119
Taxes other than income taxes	145,725	114	12,736	158,575
Depreciation and amortization	318,565	671	38,038	357,274
Other regulatory credits	(16,946)	—	—	(16,946)
Total	1,886,534	9,826	429,970	2,326,330

OPERATING INCOME	289,448	(9,836)	3,642	283,254

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	38,216	—	—	38,216
Interest and investment income	86,279	(39,774)	181,644	228,149
Miscellaneous - net	(49,404)	(2,138)	(13,116)	(64,658)
Total	75,091	(41,912)	168,528	201,707

INTEREST EXPENSE
Interest expense	159,405	32,405	9,183	200,993
Allowance for borrowed funds used during construction	(17,449)	—	—	(17,449)
Total	141,956	32,405	9,183	183,544

INCOME BEFORE INCOME TAXES	222,583	(84,153)	162,987	301,417

Income taxes	(11,564)	(11,573)	65,908	42,771

CONSOLIDATED NET INCOME	234,147	(72,580)	97,079	258,646

Preferred dividend requirements of subsidiaries	3,562	—	547	4,109

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$230,585	($72,580)	$96,532	$254,537

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.21	($0.38)	$0.51	$1.34
DILUTED	$1.20	($0.38)	$0.50	$1.32

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				189,575,187
DILUTED				192,234,191
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,248,295	($33)	$—	$2,248,262
Natural gas	56,695	—	—	56,695
Competitive businesses	—	—	418,924	418,924
Total	2,304,990	(33)	418,924	2,723,881

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	423,397	(33)	19,932	443,296
Purchased power	378,988	29	17,006	396,023
Nuclear refueling outage expenses	40,473	—	2,287	42,760
Other operation and maintenance	588,005	4,823	190,757	783,585
Asset write-offs, impairments and related charges	—	—	72,924	72,924
Decommissioning	36,265	—	58,135	94,400
Taxes other than income taxes	147,916	959	16,343	165,218
Depreciation and amortization	308,545	371	38,149	347,065
Other regulatory charges	42,946	—	—	42,946
Total	1,966,535	6,149	415,533	2,388,217

OPERATING INCOME	338,455	(6,182)	3,391	335,664

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	28,343	—	—	28,343
Interest and investment income	56,804	(38,574)	(1,360)	16,870
Miscellaneous - net	(17,132)	(1,600)	(12,624)	(31,356)
Total	68,015	(40,174)	(13,984)	13,857

INTEREST EXPENSE
Interest expense	149,571	25,088	8,264	182,923
Allowance for borrowed funds used during construction	(13,265)	—	—	(13,265)
Total	136,306	25,088	8,264	169,658

INCOME BEFORE INCOME TAXES	270,164	(71,444)	(18,857)	179,863

Income taxes	52,224	(7,483)	(1,078)	43,663

CONSOLIDATED NET INCOME	217,940	(63,961)	(17,779)	136,200

Preferred dividend requirements of subsidiaries	2,892	—	547	3,439

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$215,048	($63,961)	($18,326)	$132,761

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.19	($0.36)	($0.10)	$0.73
DILUTED	$1.19	($0.36)	($0.10)	$0.73

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,707,575
DILUTED				181,431,968
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,256,973	($100)	$—	$9,256,873
Natural gas	154,689	—	—	154,689
Competitive businesses	—	—	1,483,593	1,483,593
Total	9,411,662	(100)	1,483,593	10,895,155

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,100,411	(100)	82,516	2,182,827
Purchased power	1,488,206	100	113,977	1,602,283
Nuclear refueling outage expenses	148,025	—	13,482	161,507
Other operation and maintenance	2,498,733	41,546	805,584	3,345,863
Asset write-offs, impairments and related charges	—	—	533,376	533,376
Decommissioning	152,083	—	244,144	396,227
Taxes other than income taxes	559,794	951	74,564	635,309
Depreciation and amortization	1,228,340	1,574	149,737	1,379,651
Other regulatory charges (credits) - net	241,157	—	—	241,157
Total	8,416,749	44,071	2,017,380	10,478,200

OPERATING INCOME (LOSS)	994,913	(44,171)	(533,787)	416,955

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	139,475	—	—	139,475
Interest and investment income	233,411	(155,815)	197,547	275,143
Miscellaneous - net	(94,298)	(11,789)	(56,969)	(163,056)
Total	278,588	(167,604)	140,578	251,562

INTEREST EXPENSE
Interest expense	623,727	128,052	34,613	786,392
Allowance for borrowed funds used during construction	(65,158)	—	—	(65,158)
Total	558,569	128,052	34,613	721,234

INCOME (LOSS) BEFORE INCOME TAXES	714,932	(339,827)	(427,822)	(52,717)

Income taxes	(796,336)	(39,343)	(202,039)	(1,037,718)

CONSOLIDATED NET INCOME (LOSS)	1,511,268	(300,484)	(225,783)	985,001

Preferred dividend requirements of subsidiaries	12,376	—	2,188	14,564

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,498,892	($300,484)	($227,971)	$970,437

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$8.17	($1.64)	($1.24)	$5.29
DILUTED	$8.06	($1.61)	($1.23)	$5.22

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				183,596,132
DILUTED				186,009,438
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,535,544	($127)	$—	$9,535,417
Natural gas	152,200	—	—	152,200
Competitive businesses	—	—	1,522,286	1,522,286
Total	9,687,744	(127)	1,522,286	11,209,903

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,936,028	(127)	81,418	2,017,319
Purchased power	1,381,854	123	84,228	1,466,205
Nuclear refueling outage expenses	157,906	—	10,441	168,347
Other operation and maintenance	2,449,197	27,096	775,704	3,251,997
Asset write-offs, impairments and related charges	—	—	399,505	399,505
Decommissioning	147,482	—	238,229	385,711
Taxes other than income taxes	551,700	1,683	73,039	626,422
Depreciation and amortization	1,209,366	1,735	178,677	1,389,778
Other regulatory charges (credits) - net	(3,652)	—	—	(3,652)
Total	7,829,881	30,510	1,841,241	9,701,632

OPERATING INCOME (LOSS)	1,857,863	(30,637)	(318,955)	1,508,271

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	104,424	—	—	104,424
Interest and investment income	223,440	(154,544)	179,623	248,519
Miscellaneous - net	(64,631)	(5,388)	(67,269)	(137,288)
Total	263,233	(159,932)	112,354	215,655

INTEREST EXPENSE
Interest expense	598,375	95,134	25,537	719,046
Allowance for borrowed funds used during construction	(49,092)	—	—	(49,092)
Total	549,283	95,134	25,537	669,954

INCOME (LOSS) BEFORE INCOME TAXES	1,571,813	(285,703)	(232,138)	1,053,972

Income taxes	748,348	(100,657)	(69,220)	578,471

CONSOLIDATED NET INCOME (LOSS)	823,465	(185,046)	(162,918)	475,501

Preferred dividend requirements of subsidiaries	11,546	—	2,188	13,734

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$811,919	($185,046)	($165,106)	$461,767

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$4.51	($1.03)	($0.91)	$2.57
DILUTED	$4.48	($1.02)	($0.91)	$2.55

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,010,225
DILUTED				180,971,491
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income	$985,001	$475,501	$509,500
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,045,598	2,072,386	(26,788)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(256,571)	617,163	(873,734)
Asset write-offs, impairments and related charges	491,401	238,025	253,376
Changes in working capital:
Receivables	7,093	(122,688)	129,781
Fuel inventory	57,699	(25,769)	83,468
Accounts payable	102,556	80,627	21,929
Taxes accrued	51,490	36,384	15,106
Interest accrued	(5,315)	4,652	(9,967)
Deferred fuel costs	70,610	(12,559)	83,169
Other working capital accounts	(178,185)	(25,011)	(153,174)
Changes in provisions for estimated losses	38,682	11,496	27,186
Changes in other regulatory assets	(57,348)	632,356	(689,704)
Changes in other regulatory liabilities	(641,019)	2,902,739	(3,543,758)
Deferred tax rate change recognized as regulatory liability / asset	—	(3,665,498)	3,665,498
Changes in pensions and other postretirement liabilities	(215,236)	(141,674)	(73,562)
Other	(167,413)	(426,630)	259,217
Net cash flow provided by operating activities	2,329,043	2,651,500	(322,457)
INVESTING ACTIVITIES
Construction/capital expenditures	(3,962,160)	(3,744,563)	(217,597)
Allowance for equity funds used during construction	140,005	105,258	34,747
Nuclear fuel purchases	(291,382)	(289,358)	(2,024)
Payment for purchase of plant or assets	(26,623)	(16,762)	(9,861)
Proceeds from sale of assets	24,902	—	24,902
Insurance proceeds received for property damages	16,688	6,830	9,858
Changes in securitization account	135	(4,777)	4,912
Payments to storm reserve escrow account	(7,661)	(3,573)	(4,088)
Receipts from storm reserve escrow account	—	2,487	(2,487)
Decrease (increase) in other investments	(15,049)	11,049	(26,098)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	59,643	—	59,643
Proceeds from nuclear decommissioning trust fund sales	6,701,006	3,740,329	2,960,677
Investment in nuclear decommissioning trust funds	(6,722,011)	(3,810,607)	(2,911,404)
Net cash flow used in investing activities	(4,082,507)	(4,003,687)	(78,820)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	8,974,040	4,078,918	4,895,122
Preferred stock of subsidiary	73,330	14,399	58,931
Treasury stock	136,940	80,233	56,707
Common stock	499,272	—	499,272
Retirement of long-term debt	(8,530,593)	(1,507,991)	(7,022,602)
Repurchase / redemption of preferred stock and preferred membership units	(103,868)	(20,599)	(83,269)
Changes in credit borrowings and commercial paper - net	1,137,191	(518,259)	1,655,450
Other	19,315	(4,348)	23,663
Dividends paid:
Common stock	(659,408)	(633,699)	(25,709)
Preferred stock	(14,855)	(13,933)	(922)
Net cash flow provided by financing activities	1,531,364	1,474,721	56,643
Net increase (decrease) in cash and cash equivalents	(222,100)	122,534	(344,634)
Cash and cash equivalents at beginning of period	1,205,596	1,083,062	122,534
Cash and cash equivalents at end of period	$983,496	$1,205,596	($222,100)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$764,174	$685,843	$78,331
Income taxes	$10,278	$372	$9,906

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income	$258,646	$136,200	$122,446
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	530,224	525,181	5,043
Deferred income taxes, investment tax credits, and non-current taxes accrued	104,884	104,607	277
Asset write-offs, impairments and related charges	25,462	25,800	(338)
Changes in working capital:
Receivables	39,697	131,150	(91,453)
Fuel inventory	(4,401)	(16,261)	11,860
Accounts payable	(63,613)	(68,857)	5,244
Taxes accrued	(44,083)	(56,301)	12,218
Interest accrued	(20,546)	(10,011)	(10,535)
Deferred fuel costs	20,201	(76,238)	96,439
Other working capital accounts	(42,016)	(28,004)	(14,012)
Changes in provisions for estimated losses	13,720	10,744	2,976
Changes in other regulatory assets	(162,192)	84,349	(246,541)
Changes in other regulatory liabilities	130,924	(31,380)	162,304
Changes in pensions and other postretirement liabilities	(7,713)	(97,418)	89,705
Other	(278,005)	(76,168)	(201,837)
Net cash flow provided by operating activities	501,189	557,393	(56,204)
INVESTING ACTIVITIES
Construction/capital expenditures	(951,629)	(931,479)	(20,150)
Allowance for equity funds used during construction	38,322	28,512	9,810
Nuclear fuel purchases	(38,445)	(49,647)	11,202
Insurance proceeds received for property damages	—	1,582	(1,582)
Changes in securitization account	(1,084)	(7,063)	5,979
Payments to storm reserve escrow account	(2,285)	(1,175)	(1,110)
Decrease (increase) in other investments	39,045	(406)	39,451
Proceeds from nuclear decommissioning trust fund sales	1,307,547	1,091,332	216,215
Investment in nuclear decommissioning trust funds	(1,342,429)	(1,106,094)	(236,335)
Net cash flow used in investing activities	(950,958)	(974,438)	23,480
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,444,230	2,505,726	938,504
Treasury stock	35,577	1,952	33,625
Retirement of long-term debt	(2,298,855)	(734,000)	(1,564,855)
Repurchase of preferred membership units	(50,000)	—	(50,000)
Changes in credit borrowings and commercial paper - net	(17)	(773,177)	773,160
Other	(1,945)	5,193	(7,138)
Dividends paid:
Common stock	(172,591)	(160,887)	(11,704)
Preferred stock	(4,109)	(3,439)	(670)
Net cash flow provided by financing activities	952,290	841,368	110,922
Net increase in cash and cash equivalents	502,521	424,323	78,198
Cash and cash equivalents at beginning of period	480,975	781,273	—
Cash and cash equivalents at end of period	$983,496	$1,205,596	($222,100)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$214,935	$185,606	$29,329
Income taxes	($13,844)	($4,297)	($9,547)